Exhibit 23.1






                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
The York Water Company

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in the Registration Statement.


KPMG Peat Marwick LLP

Harrisburg, Pennsylvania
June 12, 1997